Exhibit 99.5
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FOR IMMEDIATE RELEASE
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CONTACT:
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RON KOCHMAN
VOLT DELTA RESOURCES LLC.
212.704.2400


                       VOLT DELTA RESOURCES LLC. ACQUIRES

                     VARETIS SOLUTIONS GMBH FROM VARETIS AG

NEW YORK, January 3, 2006 -- Volt Delta Resources LLC, a subsidiary of Volt Information Sciences, Inc. [NYSE: VOL], and a leading provider of enhanced directory assistance solutions and information services, announced today that it has closed the previously announced acquisition of Varetis AG's Varetis solutions GmbH subsidiary for 20.8 million Euros.

William Shaw, President and Chairman of Volt Information Sciences, Inc. stated "Volt Delta's acquisition of Varetis solutions, GmbH allows the two companies to combine resources to focus on the evolving global market for directory information systems and services. Varetis solutions adds considerable technology in the area of wireless and wireline database management, directory assistance/enquiry automation, and wireless handset information delivery to Volt Delta's significant technology portfolio."

Joseph DiAngelo, President of Volt Delta, commented "Varetis also brings an accomplished development and support team to augment Volt Delta's European staff, providing the needed resources to fuel Volt Delta's continuing growth. With an experienced international marketing and support team, Varetis solutions will help Volt Delta compete on a global basis for the growing demand for access to subscriber data and enhanced information. "

Morgan Joseph & Co. Inc. advised Volt with respect to the transaction.

VoltDelta, a subsidiary of Volt Information Sciences (reported as Volt's Computer Systems segment) is a leading provider of enhanced directory assistance solutions and information services to the global telecommunications market. Thirty years of operator services experience have enabled VoltDelta to meet evolving market requirements providing innovative technology and services to wireline and wireless markets. For further information please visit www.voltdelta.com or www.volt.com.

Volt Information Sciences, Inc. (NYSE: VOL) is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group locations, the Staffing Services segment fulfills IT and other technical, commercial, and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

Varetis solutions GmbH delivers database and automation solutions for the operator services market. Around the world today, more than 20,000 operator workstations have been outfitted with Varetis technology.

This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.